UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2022

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	001-35027	26-2797630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75, Second Avenue,
Suite 605

Needham MA, 02494

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001	BIXT	OTCPK

Item 8.01 Other Events.

A.	On August 1, 2022, the Bioxytran published a peer-reviewed article in the International Journal of Health Sciences, under the title:

Carbohydrate ProLectin-M, a Galectin-3 Antagonist, Blocks SARS-CoV-2 Activity

(https://sciencescholar.us/journal/index.php/ijhs/article/view/10033)

The SARS-COV-2 (severe acute respiratory syndrome coronavirus 2) virus binds to human lectins to gain entry into cells to replicate. Blocking the virus’s entry using a complex polysaccharide component of [α(1-6)- D-mannopyranose termed “ProLectin M” has an effect on viral replication as a therapeutic tool and a safe alternative to existing antiviral therapies. Little is known about how galectin-3 inhibits viral entry into cells and its impact on the course of viral infection. Here, we investigated the effect of these non-cytotoxic polysaccharides on Vero cells infected with SARS-CoV2 and demonstrated a dose-dependent reduction in viral load over a 48-hour viral incubation period. A pilot clinical study in five patients with laboratory-confirmed COVID-19 disease was treated with an oral formulation of ProLectin M, and all patients achieved complete disease remission with zero hospitalization or need for oxygen support. Moreover, the viral load was significantly lowered within 2 days of drug administration. On the viral envelope, glycans often play a crucial role in enabling pathogen transmission and/or entry into susceptible target cells. On the molecular level, our NMR spectroscopic studies show that ProLectin M binds relatively strongly to galectin-3, supporting the idea of an antagonist effect on the lectin. Overall, our study demonstrates that blocking viral envelope glycans can compromise viral entry into susceptible cells, an observation that may translate into a positive clinical effect on the course of viral infection.

B.	Further, in connection of the publication of the above article (A) on August 1, 2022, the Company issued a press-release over Newswire, under the title:

Novel Carbohydrate Anti-Viral Drug Candidate Acts Through Galectin Inhibition to Block SARS-CoV-2 Coronavirus

C.	On July 13, 2022 Bioxytran published a peer-reviewed article in the International Journal of Molecular Science, under the title:

PLG-007 and Its Active Component Galactomannan-α Competitively Inhibit Enzymes That Hydrolyze Glucose Polymers

(https://www.mdpi.com/1422-0067/23/14/7739)

PLG-007 is a developmental therapeutic compound that has been clinically shown to reduce the magnitude of postprandial glucose excursions and has the potential to be an adjunct treatment for diabetes and inflammatory-related diseases. The present investigation is aimed at understanding the molecular mechanism of action of PLG-007 and its galactomannan (GM) components GMα and GMβ (in a 1:4 mass ratio, respectively) on enzyme (i.e., α-amylase, maltase, and lactase) hydrolysis of glucose polymers using colorimetric assays and 13C HSQC NMR spectroscopy. The starch–iodine colorimetric assay indicated that GMα strongly inhibits α-amylase activity (~16-fold more potent than GMβ) and thus is the primary active component in PLG-007. 13C HSQC experiments, used to follow the α-amylase-mediated hydrolysis of starch and amylopectin, further demonstrate the α-amylase inhibitory effect of GMα via α-amylase-mediated hydrolysis of starch and amylopectin. Maltohexaose (MT6) was used to circumvent the relative kinetic complexity of starch/amylopectin degradation in Michaelis–Menten analyses. The Vmax, KM, and Ki parameters were determined using peak volume integrals from 13C HSQC NMR spectra. In the presence of PLG-007 with α-amylase and MT6, the increase in KM from 7.5 ± 0.6 × 10−3 M (control) to 21 ± 1.4 × 10−3 M, with no significant change in Vmax, indicates that PLG-007 is a competitive inhibitor of α-amylase. Using KM values, Ki was estimated to be 2.1 ± 0.9 × 10−6 M; however, the microscopic Ki value of GMα is expected to be larger as the binding stoichiometry is likely to be greater than 1:1. Colorimetric assays also demonstrated that GMα is a competitive inhibitor of the enzymes maltase and lactase. Overall, this study provides insight as to how PLG-007 (GMα) is likely to function in vivo.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press-release - Novel Carbohydrate Anti-Viral Drug Candidate Acts Through Galectin Inhibition to Block SARS-CoV-2 Coronavirus, dated August 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ David Platt
Name:	Dr. David Platt
Title:	President and Chief Executive Officer

Dated: August 1, 2022

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